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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                               September 24, 1998





                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




         Missouri                   1-2967                       43-0559760
(State or other jurisdiction     (Commission                  (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)





                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 5.   OTHER EVENTS

In March 1998, Ameren Corporation, the parent company of Union Electric Company (the Registrant), announced plans to reduce its operating expenses, including plans to eliminate approximately 400 employee positions by mid-1999 through a hiring freeze and a targeted separation plan (the Plan). (See the Registrant's Form 10-Q for the quarterly period ended March 31, 1998.) In July 1998, Ameren Corporation offered separation packages to employees whose positions are to be eliminated. In the third quarter of 1998, the Registrant will record a one-time charge of $18 million (which will reduce earnings $11 million) representing its share of costs incurred to implement the Plan.

The Registrant expects that the hiring freeze and targeted separation plan will reduce its operating expenses by approximately $7-$11 million in 1998 and $14-$18 million annually thereafter.

In July 1997, the United States Environmental Protection Agency (EPA) issued final regulations revising the National Ambient Air Quality Standards for ozone and particulate matter. At that time, specific emission control requirements were still being developed. In September 1998, the EPA issued a final rule pertaining to nitrogen oxide emissions, which will require significant additional reductions in emissions from coal-fired boilers. Missouri (where all of the Registrant's coal-fired power plant boilers are located) is included in the area targeted for nitrogen oxide emissions reductions as part of the EPA's regional control program. Reduction requirements in nitrogen oxide emissions from the Registrant's coal-fired boilers will exceed 75% from 1990 levels by the year 2003. Because of the magnitude of these additional reductions, the Registrant will be required to incur significantly higher capital costs to meet future compliance obligations for its coal-fired boilers or purchase power from other sources, either of which could have significantly higher operating expenses associated with compliance. The significant nitrogen oxide emissions reductions already achieved on several of the Registrant's coal-fired power plants will help to reduce the costs of compliance with this regulation.

It is not yet possible to determine the exact magnitude of the nitrogen oxide emission reductions required on the Registrant's power plants because each State has up to one year to develop a plan to comply with the EPA rule. However, preliminary analysis of the regulations indicate that selective catalytic reduction technology will be required for some of the Registrant's units, as well as other additional controls.

The full details of these requirements are under study by the Registrant. Currently, the Registrant estimates that its additional capital expenditures to comply with these regulations could range from $125-$175 million over the period from 1999 to 2002. Associated operations and maintenance expenditures could increase $5-$8 million annually, beginning in 2003. The Registrant will explore alternatives to comply with these new regulations in order to minimize, to the extent possible, its capital costs and operating expenses. At this time, the Registrant is unable to predict the ultimate impact of these revised air quality standards on its future financial condition, results of operations or liquidity.

Statements made in this filing which are not based on historical facts, are forward looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Registrant is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. Factors include, but are not limited to, the effects of regulatory actions; changes in laws and other governmental actions; competition; future market prices for electricity; average rates for electricity in the Midwest; changes in future technologies; business and economic conditions; weather conditions; fuel prices and availability; generation plant performance; monetary and fiscal policies; and legal and administrative proceedings.





                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   UNION ELECTRIC COMPANY
                                                        (Registrant)


                                                 By    /s/ Warner L. Baxter
                                                    -------------------------
                                                       Warner L. Baxter
                                                Vice President and Controller


Date:  October 8, 1998